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                                                                Exhibit 5(b)
                                                            January 17, 1996


                             Skadden, Arps, Slate,
                             Meagher & Flom
                             One Beacon Street
                             Boston, Massachusetts 02108
                             Telephone (617) 573-4800


Textron Capital I
Textron Capital II
Textron Capital III
Textron Finance, L.P.
c/o Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903

                Re:  Textron Inc;
                     Textron Capital I;
                     Textron Capital II;
                     Textron Capital III;
                     Textron Finance, L.P.
                     Registration Statement on Form S-3
                     (Registration No. 33-63227)
                     ----------------------------------


Ladies and Gentlemen:

        We have acted as special counsel to (1) Textron Capital I, Textron Capital II and Textron Capital III (each, a "Textron Trust" and, together, the "Textron Trusts"), each a statutory business trust formed under the laws of the State of Delaware, (2) Textron Finance, L.P. (the "Textron Partnership"), a limited partnership formed under the laws of the State of Delaware, and (3) Textron Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 33-63227), filed by the Company, the Textron Trusts and the Textron Partnership with the Securities and Exchange Commission (the "Commission") on October 5, 1995 under the Securities Act of 1933, as amended (the "Act"),



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Textron Inc.
January 17, 1996
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Amendment No. 1 thereto, filed with the Commission on October 26, 1995, and
Amendment No. 2 thereto, filed with the Commission on January 16, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of preferred securities (the "Trust Preferred Securities") of each of the Textron Trusts, preferred securities (the "Partnership Preferred Securities") of the Textron Partnership, and certain other securities.

        The Trust Preferred Securities of each Textron Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Textron Trust (each, a "Declaration" and collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures to be held by the institutional trustee, The Chase Manhattan Bank, N.A., as the institutional trustee (the "Institutional Trustee"), The Chase Manhattan Bank (USA), as Delaware trustee (the "Delaware Trustee"), and Richard
A. Watson and Gregory E. Hudson, as regular trustees (together, the "Regular Trustees").

        The Partnership Preferred Securities are to be issued pursuant to the Amended and Restated Agreement of Limited Partnership of the Textron Partnership (the "Partnership Agreement"), between the Company, as general partner (the "General Partner"), and Textron Holdings, Inc., a wholly owned subsidiary of the Company, as the initial limited partner.

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the Textron Trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on October 4, 1995 and included as exhibits to

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Textron Inc.
January 17, 1996
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the Registration Statement; (ii) the form of the Declaration of each of the Textron Trusts (including the designations of the terms of the Trust Preferred Securities of such Textron Trust annexed thereto) included as an exhibit to the Registration Statement; (iii) the form of the Trust Preferred Securities of each of the Textron Trusts included as an exhibit to the Registration Statement; (iv) the certificate of limited partnership (the "Certificate of Limited Partnership") of the Textron Partnership filed with the Secretary of State of the State of Delaware on October 4, 1995 and included as an exhibit to the Registration Statement; (v) the form of the Partnership Agreement of the Textron Partnership included as an exhibit to the Registration Statement; (vi) the form of the Partnership Preferred Securities included as an exhibit to the Registration Statement; and (vii) the form of Prospectus Supplement ("Prospectus Supplement") relating to the Trust Preferred Securities included as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Textron Trusts and the Textron Partnership, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Textron Trust and the Partnership Agreement, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representa-

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Textron Inc.
January 17, 1996
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tions of officers, trustees and other representatives of the Company, the
Textron Trusts, the Textron Partnership and others.

        With respect to our opinion set forth in paragraph 2 below, we have assumed that, except for the exercise of rights and powers expressly permitted by the Partnership Agreement, the holders of Partnership Preferred Securities will not participate in the control of the business of the Textron Partnership.

        Members of our firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

        Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

        1. The Trust Preferred Securities of each Textron Trust, when the Declaration of such Textron Trust is executed and delivered by the parties thereto, will be duly authorized for issuance and, when issued and executed in accordance with such Declaration and delivered and paid for as contemplated by the Prospectus Supplement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Textron Trust; and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Preferred Securities of each Textron Trust may be obligated, pursuant to the Declaration of such Textron Trust, to (i) provide indemnity and/or security in connection with and pay

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Textron Inc.
January 17, 1996
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Taxes or governmental charges arising from transfers of Trust Preferred
Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such Textron Trust to exercise its rights and powers under the Declaration of such Textron Trust.

        2. When the Partnership Agreement is executed and delivered by the parties thereto and when the Partnership Preferred Securities are issued, executed, delivered and paid for in accordance with the Partnership Agreement, the holders of Partnership Preferred Securities, as limited partners of the Textron Partnership, will not be liable to third parties for the obligations of the Textron Partnership.




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Textron Inc.
January 17, 1996
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        This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                              Meagher & Flom